UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (Date of Earliest event Reported): October 21, 2011

Z3 Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7322 S. Rainbow Blvd.

Suite 194

Las Vegas, NV 89139

(Address of principal executive offices, including zip code)

(702) 508-9255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

-      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

-      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

-      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d        -2(b))

-      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e        -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2011, Mr. Ross Giles’ resignation from his position as the Chief Executive Officer, President, Treasurer and Secretary of Z3 Enterprises, Inc. (the "Company") became effective. Mr. Giles’ resignation letter was delivered to the Board of Directors on June 29, 2011 and subsequently reported in a Form 8-K filed on July 6, 2011.

In the letter, Mr. Giles stated his intention to resign effective upon the filing of all reports with the Securities and Exchange Commission that were past due on June 29, 2011. On October 20, 2011, Z3Enterprises filed its Form 10-Q for the quarter ended March 31, 2011, thereby satisfying the last condition to Mr. Giles’ resignation.

Mr. Giles did not have an employment agreement with the Company. Therefore, he is not owed any further remuneration of any kind.

Appointment of New President and Chief Executive Officer

On June 29, 2011, the Board appointed Quentin Ponder as the Company’s Chief Executive Officer and President, effective upon on the day Ross Giles’ resignation became effective. Consequently, on October 20, 2011, Quentin Ponder became Z3 Enterprises’ Chief Executive Officer and President.

Quentin Ponder, age 82, is a seasoned executive with over 40 years of management experience. From January 1958 to October 1962, he served as a general partner in a manufacturing start-up which was successfully sold. From November 1962 to July 1967, he served as Senior Manufacturing Engineer at General Electric where he worked in the development of a flow manufacturing system. From July 1980 to June 1985, he worked for Franklin Electric as President where he restructured the company which became a global leader in submersible motors for water wells. From July 1985 to March 1990, he worked for Baldor Electric as President where he restructured the Company which became one of the largest electric motor companies in the United States. From April 1990 to May 1997, Mr. Ponder worked for Lincoln Electric as a consultant to assist with the successful sale of the business. From May 1990 to the present, Mr. Ponder has worked as an independent management consultant. Mr. Ponder also serves as president, secretary and treasurer of HPEV, Inc., the Company’s subsidiary, and as such he is responsible for the administration, finances and all documents prepared for and generated by HPEV, Inc. Mr. Ponder earned a Ph.D. from Columbia University in general management, accounting, and economics. Mr. Ponder was selected to serve as the incoming president of the Company because of his extensive experience in the electric motor industry which includes three stints as president of multi-million dollar companies. Electric motors will be a significant component of the HPEV hybrid conversion system as well as a target market for incorporation of HPEV’s composite heat pipes.

The Company has not yet established a compensation plan for Mr. Ponder. Mr. Ponder currently has a consulting agreement with HPEV, Inc. pursuant to which he is entitled to $5,000 per month compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011	Z3 Enterprises, Inc.
(Registrant)

	By:	/s/ Quentin Ponder
Quentin Ponder, Chief Executive Officer